Exhibit 99.1

QLT Announces Shareholder Approval of Matters Related to Strategic Merger and Record Date for Distribution of Warrants

November 07, 2016 17:30 ET | Source: QLT Inc.

VANCOUVER, British Columbia, Nov. 07, 2016 (GLOBE NEWSWIRE) — QLT Inc. (NASDAQ:QLTI) (TSX:QLT) (“QLT”) announced today certain matters relating to the previously announced transactions (the “Transactions”) contemplated in connection with an agreement and plan of merger dated as of June 14, 2016 (the “Merger Agreement”) involving QLT and Aegerion Pharmaceuticals, Inc. (“Aegerion”).

Shareholder Approval

QLT is pleased to announce that at a special meeting held earlier today, holders of its common shares approved each of the three proposals considered in connection with the Transactions, with (i) 97.70% of votes cast at the special meeting in favour of the issuance of securities by QLT required to complete the Transactions, (ii) 94.03% of the votes cast at the special meeting in favour of the proposed amendments to QLT’s 2000 Incentive Stock Plan, and (iii) the following votes cast at the special meeting, and the applicable percentages, in favour of each of the four individuals who will serve as additional directors of QLT, conditional and effective on completion of the merger:

Nominee	Votes For	%	Votes Withheld	%
Mary T. Szela	34,525,151	97.66%	825,703	2.34%
Sandford D. Smith	28,708,885	81.21%	6,641,969	18.79%
Donald K. Stern	34,523,092	97.66%	827,762	2.34%
Anne VanLent	34,489,833	97.56%	861,021	2.44%

QLT has also been advised by Aegerion that at a special meeting of stockholders held earlier today, holders of shares of Aegerion’s common stock approved a proposal to adopt the Merger Agreement.

Warrant Distribution

QLT is also pleased to announce that, in respect of the previously announced record date distribution of warrants in connection with the Transactions, shareholders of QLT who hold common shares of QLT on November 17, 2016 will be entitled to receive one DOJ/SEC Matter Warrant and one Class Action Lawsuit Warrant (each as defined in QLT’s joint proxy statement dated October 6, 2016) for each common share of QLT, such warrants to be distributed on or around November 23, 2016.

Anticipated Closing Date

If all other conditions to the completion of the merger are satisfied or waived, it is anticipated that the merger will be completed on November 29, 2016.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide.  We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

Cautionary Statements Related to Forward-Looking Statements

Certain statements in this document may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may constitute “forward looking information” within the meaning applicable Canadian securities laws. Forward looking statements include, but are not limited to, statements regarding the Transactions, including the anticipated distribution date for warrants and the anticipated closing date. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “would,” “could,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that, although believed to be reasonable based on information currently available to management, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. You should not place undue reliance on any such forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the timing to consummate the Transactions and the risk that a condition to closing the Transactions may not be satisfied. Additional information concerning these and other factors can be found in QLT’s filings with the Securities and Exchange Commission and on SEDAR, including QLT’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. QLT assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

QLT Inc. Contacts:

Andrea Rabney or David Pitts

Argot Partners

(212) 600-1902

andrea@argotpartners.com

david@argotpartners.com

Additional Investor Contacts:

Lawrence Dennedy / Laurie Connell
MacKenzie Partners
(800) 322-2885 (Toll Free)
(212) 929-5500 (Call Collect)
ldennedy@mackenziepartners.com
lconnell@mackenziepartners.com